Exhibit 21

                      BF ENTERPRISES, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF THE REGISTRANT





    Name of Subsidiary                      State or Country of Incorporation
    ------------------                      ---------------------------------


    BF Holdings, Ltd.                               Cayman Islands

    BF University Club Apartments, Inc.             Delaware

    Boothe Financial Corporation                    Delaware

    Trout Creek Properties, Inc.                    Delaware

    Trout Creek Development Corporation             Delaware







                                   37